UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 2, 2012

Amarin Corporation plc

(Exact name of registrant as specified in its charter)

England and Wales	0-21392	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Pembroke House, Upper Pembroke Street 28-32, Dublin 2, Ireland	Not applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +353 1 6699 020

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

In light of recent activity on the prosecution of Amarin Corporation plc (“Amarin”) patent applications at the U.S. Patent and Trademark Office (USPTO), Amarin advises investors as follows:

We at Amarin are continuing to execute on our plan to protect the proprietary position of AMR101, our lead product candidate, in its intended indications. Our plan consists of seeking robust patent protection and regulatory exclusivity, maintaining trade secrets and taking advantage of manufacturing barriers to entry, with the goal of protecting the commercial potential of AMR101 until at least 2030.

Amarin is currently prosecuting over 16 U.S. patent applications across 11 patent families. We believe that the bases for our patent applications are well founded and we plan to vigorously prosecute our applications. For many patent applications, we are early in the prosecution process as these applications are based on what we believe to be novel findings from our MARINE and ANCHOR trials, top-line results from which were announced in late 2010 and early 2011. For many of our applications, we are using the USPTO’s new Track 1 accelerated review process, which began in late September 2011 and is designed to reach final determination on a patent application within about a year after filing.

Securing patent protection for a product is a complex and iterative process involving many legal and factual questions. There can be no assurance that the USPTO will accept our arguments with respect to any patent application or with respect to any claim therein.

Investors interested in following the prosecution of Amarin’s patents in the United States can find Amarin’s published patent applications, USPTO office actions and other information related to the prosecution of Amarin’s patent applications on the PAIR system of the USPTO at http://portal.uspto.gov/external/portal/pair.

Forward looking statements

This Current Report on Form 8-K contains forward-looking statements regarding Amarin plans to obtain patent protection and regulatory exclusivity for its product candidates, maintain trade secrets and take advantage of manufacturing barriers to entry. These forward-looking statements are not promises or guarantees and involve substantial risks and uncertainties. Among the factors that could cause actual results to differ materially from those described or projected herein include the following: uncertainties associated generally with research and development, clinical trials and related regulatory approvals; the risk that SPAs are not a guarantee that FDA will approve a product candidate upon submission; the risk that FDA may not complete its review of the NDA by the PDUFA goal date or grant new chemical entity regulatory exclusivity to AMR101; the risk that historical clinical trial enrollment and randomization rates may not be predictive of future results; the risk that patent applications may not result in issued patents, trade secrets may not be maintained and that circumstances that create manufacturing barriers to entry may not last. A further list and description of these risks, uncertainties and other risks associated with an investment in Amarin can be found in Amarin’s filings with the U.S. Securities and Exchange Commission, including its most recent Annual Report on Form 10-K. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Amarin undertakes no obligation to update or revise the information contained in this Current Report on Form 8-K, whether as a result of new information, future events or circumstances or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Amarin Corporation plc

Date: March 2, 2012	By:	/s/ John Thero
John Thero President